UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2024

TANGER INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On April 12, 2024, Tanger Properties Limited Partnership (the “Operating Partnership”), a majority owned subsidiary of Tanger Inc. (the “Company”), closed on a Fifth Amendment (the "Fifth Amendment") to the Restated Revolving Credit Agreement (as amended, the "Revolving Credit Agreement") between the Operating Partnership, the Company, Bank of America, National Association, as administrative agent, and the lenders party thereto. The Fifth Amendment, among other things, increased the maximum amount available to be borrowed under the Revolving Credit Agreement from $500 million to $600 million, with an accordion feature to increase total borrowing capacity to $1.2 billion, extended the maturity date from July 14, 2025 to April 12, 2028 (which may be extended by one additional year by exercising extension options), and reduced the applicable pricing margin from adjusted SOFR plus 100 basis points to adjusted SOFR plus 85 basis points based on the Company's current credit rating.

The Operating Partnership also closed on a Fifth Amendment to the Amended and Restated Liquidity Credit Agreement (as amended, the "Liquidity Credit Agreement"), which carries the same revised maturity date, extension options and pricing grid as the Revolving Credit Agreement, with capacity remaining at $20 million.

The Revolving Credit Agreement and the Liquidity Credit Agreement provide for $620 million of available borrowing capacity in aggregate, up from $520 million previously. Both agreements continue to be guaranteed by the Company pursuant to a guarantee agreement.

The foregoing description of the Fifth Amendment and the Liquidity Credit Agreement is qualified in its entirety by reference to the full text of the Fifth Amendment and the Liquidity Credit Agreement, which are filed as exhibit 10.1 and exhibit 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 15, 2024, the Company issued a press release that announced consummation of the amended Revolving Credit Agreement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
10.1
Fifth Amended and Restated Revolving Credit Agreement dated as of April 12, 2024 between Tanger Properties Limited Partnership, Tanger Inc., and Bank of America, National Association, as Administrative Agent, and the lenders party thereto.

10.2
Fifth Amended and Restated Liquidity Credit Agreement, dated as of April 12, 2024 between Tanger Properties Limited Partnership, Tanger Inc., and Bank of America National Associate, as Administrative Agent, and the lenders party thereto.

99.1	Press Release announcing amendment of Unsecured Lines of Credit

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2024

TANGER INC.

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER INC., its sole general partner

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)